EXHIBIT 77I
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information regarding the Fountainhead Kaleidoscope Fund and Fountainhead Special Value Fund, each a series of Forum Funds filed pursuant to Section 485(b) via EDGAR on September 7 2001, accession number 0001004402-01-500217 are incorporated by reference.